Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2021 Financial Results
Dallas, Texas. (February 18, 2021) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2021.
For the three months ended January 31, 2021, revenue, gross profit, and net income were $617.0 million, $307.5 million, and $193.4 million, respectively. These represent an increase in revenue of $41.9 million, or 7.3%; an increase in gross profit of $47.6 million, or 18.3%; and an increase in net income of $24.7 million, or 14.7%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.81 compared to $0.71 last year, an increase of 14.1%.
For the six months ended January 31, 2021, revenue, gross profit, and net income were $1.2 billion, $604.3 million, and $393.7 million, respectively. These represent an increase in revenue of $80.4 million, or 7.1%; an increase in gross profit of $89.5 million, or 17.4%; and an increase in net income of $6.8 million, or 1.8%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $1.64 compared to $1.62 last year, an increase of 1.2%.
Excluding the impact of discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended January 31, 2021 and 2020, were $0.80, and $0.64, respectively, which was an increase of 25.0%. Excluding the impact of discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the six months ended January 31, 2021 and 2020, were $1.58, and $1.29, respectively, which was an increase of 22.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Friday, February 19, 2021, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://public.viavid.com/index.php?id=143555 or via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through May 2021 by visiting www.copart.com/investorrelations or http://public.viavid.com/index.php?id=143555.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some jurisdictions, to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and individuals. With operations at over 200 locations in 11 countries, Copart has more than 175,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
Service revenues and vehicle sales:
Service revenues	$532,601	$510,034	$1,047,973	$997,890
Vehicle sales	84,430	65,106	161,998	131,674
Total service revenues and vehicle sales	617,031	575,140	1,209,971	1,129,564
Operating expenses:
Yard operations	208,910	237,683	415,896	460,562
Cost of vehicle sales	73,629	57,900	137,989	116,664
Yard depreciation and amortization	25,180	18,231	48,474	35,051
Yard stock-based compensation	1,814	1,437	3,345	2,529
Gross profit	307,498	259,889	604,267	514,758
General and administrative	36,014	39,242	71,152	78,085
General and administrative depreciation and amortization	6,212	6,051	11,867	12,245
General and administrative stock-based compensation	7,051	4,704	14,433	9,145
Total operating expenses	358,810	365,248	703,156	714,281
Operating income	258,221	209,892	506,815	415,283
Other expense:
Interest expense, net	(4,849)	(4,464)	(9,881)	(8,490)
Other income, net	(920)	(354)	2,333	363
Total other expense	(5,769)	(4,818)	(7,548)	(8,127)
Income before income taxes	252,452	205,074	499,267	407,156
Income tax expense	59,012	36,367	105,542	20,269
Net income	$193,440	$168,707	$393,725	$386,887

Basic net income per common share	$0.82	$0.73	$1.67	$1.67
Weighted average common shares outstanding	236,152	232,671	235,971	231,920

Diluted net income per common share	$0.81	$0.71	$1.64	$1.62
Diluted weighted average common shares outstanding	240,280	238,470	240,124	238,566

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2021	July 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$616,403	$477,718
Accounts receivable, net	462,405	350,207
Vehicle pooling costs	92,928	73,684
Inventories	30,203	20,080
Income taxes receivable	6,498	26,740
Prepaid expenses and other assets	17,030	15,330
Total current assets	1,225,467	963,759
Property and equipment, net	2,175,346	1,941,719
Operating lease right-of-use assets	107,602	118,455
Intangibles, net	44,270	47,772
Goodwill	346,966	343,622
Deferred income taxes	221	213
Other assets	34,566	39,721
Total assets	$3,934,438	$3,455,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$324,108	$318,530
Deferred revenue	14,431	8,233
Income taxes payable	8,672	3,709
Current portion of operating lease liabilities	22,554	24,821
Current portion of finance lease liabilities	1,250	751
Total current liabilities	371,015	356,044
Deferred income taxes	81,316	71,686
Income taxes payable	51,177	44,965
Operating lease liabilities, net of current portion	85,307	95,584
Long-term debt and finance lease liabilities, net of discount	402,703	397,036
Other liabilities	328	430
Total liabilities	991,846	965,745
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	718,497	672,727
Accumulated other comprehensive loss	(106,720)	(121,088)
Retained earnings	2,330,791	1,937,853
Total stockholders' equity	2,942,592	2,489,516
Total liabilities and stockholders' equity	$3,934,438	$3,455,261

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net income	$393,725	$386,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	60,898	48,097
Allowance for credit loss	213	1,301
Equity in (earnings) losses of unconsolidated affiliates	(1,343)	3,124
Stock-based compensation	17,778	11,674
Gain on sale of property and equipment	(1,145)	(1,315)
Deferred income taxes	9,442	6,719
Changes in operating assets and liabilities:
Accounts receivable	(111,148)	(78,510)
Vehicle pooling costs	(19,099)	(13,921)
Inventories	(9,772)	2,765
Prepaid expenses and other current and non-current assets	5,802	7,184
Operating lease right-of-use assets and lease liabilities	470	331
Accounts payable and accrued liabilities	10,041	24,862
Deferred revenue	6,098	1,021
Income taxes receivable	20,243	(48,722)
Income taxes payable	10,838	5,794
Other liabilities	—	(371)
Net cash provided by operating activities	393,041	356,920

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(283,214)	(400,352)
Proceeds from sale of property and equipment	129	1,639
Net cash used in investing activities	(283,085)	(398,713)

Cash flows from financing activities:
Proceeds from the exercise of stock options	23,112	32,594
Proceeds from the issuance of Employee Stock Purchase Plan shares	4,880	3,955
Payments for employee stock-based tax withholdings	(787)	(101,422)
Net proceeds on revolving loan facility	—	13,600
Payments of finance lease obligations	(622)	—
Net cash provided by (used in) financing activities	26,583	(51,273)
Effect of foreign currency translation	2,146	258
Net increase (decrease) in cash, cash equivalents, and restricted cash	138,685	(92,808)
Cash, cash equivalents, and restricted cash at beginning of period	477,718	186,319
Cash, cash equivalents, and restricted cash at end of period	$616,403	$93,511
Supplemental disclosure of cash flow information:
Interest paid	$7,614	$9,007
Income taxes paid, net of refunds	$64,860	$57,591

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
GAAP net income	$193,440	$168,707	$393,725	$386,887
Effect of discrete income tax items	—	—	—	(3,008)
Effect of foreign currency-related losses (gains), net of tax	238	(416)	48	(679)
Effect of recognizing tax benefit on exercise of employee stock options	(2,167)	(14,829)	(13,939)	(77,194)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	—	2,867
Non-GAAP net income	$191,511	$153,462	$379,834	$308,873

GAAP net income per diluted common share	$0.81	$0.71	$1.64	$1.62
Non-GAAP net income per diluted common share	$0.80	$0.64	$1.58	$1.29

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000